November 26, 2018

Board of Directors

FlashApp

2 Infirmary Street, Leeds

LS1 2JP, Great Britain

Re:

Registration Statement on Form S-1 for FlashApp,

a Nevada Corporation (the "Company")

Dear Ladies and Gentlemen:

This  opinion  is  submitted  pursuant  to  the  applicable  rules  of  the  Securities  and  Exchange

Commission with  respect to the registration of  5,000,000 shares for public sale of the Company's common stock, $.001 par value, to be sold by the issuer at $0.02 per share.

In  connection  therewith,  I  have  examined  and  relied  upon  original,  certified,  conformed,

Photostat or other copies of the following documents:

i.

The Certificate of Incorporation of the Company;

ii.

The Registration Statement and the Exhibits thereto; and

iii.

Such  other  documents  and  matters  of  law,  as  I  have  deemed  necessary  for  the expression of the opinion herein contained.

In  all  such  examinations,  I  have  assumed  the  genuineness  of  all  signatures  on  original documents,  and  the  conformity  to  the  originals  or  certified  documents  of  all  copies  submitted  to me  as  conformed,  Photostat  or  other  copies.  In  passing  upon  certain  corporate  records  and documents  of  the  Company,  I  have  necessarily  assumed  the  correctness  and  completeness  of  the statements made or included therein by the Company, and I express no opinion thereon. As to the various questions of fact material to this opinion, I have relied, to the extent I deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon

documents,  records  and  instruments  furnished  to  me  by  the  Company,   without  verification

except where such verification was readily ascertainable.

8275 S. Eastern Ave. Suite 200

Las Vegas, NV 89123

(702) 724-2636

Email:  ead@eadlawgroup.com

Re: FlashApp

November 26, 2018

Based on the foregoing, I am of the opinion that the Shares will upon the effectiveness of the registration and the issuance of the shares be duly and validly issued,

duly authorized and are fully paid and non-assessable.

This  opinion  is  limited  to  the  laws  of  the  State  of  Nevada  and  federal  law  as  in  effect  on the  date  of  the  effectiveness  of  the  registration  statement,  exclusive  of  state  securities  and  blue-

sky laws, rules and regulations, and to all facts as they presently exist.

I  hereby  consent  to  the  filing  of  this  opinion  as  an  exhibit  to  the  Registration

Statement  and  to  the  use  of  my  name  under  the  caption  "Interests  of  Named  Experts  and

Counsel" in the prospectus comprising part of the Registration Statement.

Sincerely yours,

EAD Law Group, LLC

Elaine Dowling, Esq.